UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2012

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)
Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Service Agreements

Effective August 7, 2012, Urban Barns Foods Inc., a Nevada corporation (the “Corporation”) entered into three separate three-year term executive service agreements with three of its five directors (collectively, the "Executive Service Agreements") as follows: (i) Richard Groome represented by Notre-Dame Capital Inc.; (ii) J. Robyn Jackson; and (iii) Cesar A. Montilla, Jr. represented by Spectrum Consultants.

In accordance with the terms and provisions of the Executive Service Agreements, each of the directors shall be retained in the capacity as a strategic marketing officer responsible for marketing the growth of the Corporation with primary or share responsibility for areas such as distribution channel management, pricing, market research and customer service. In accordance with the further terms and provisions of the Executive Service Agreements, the Corporation shall issue each to Messrs. Montilla, Groome and Jackson 5,000,000 shares of restricted Class A common stock upon the execution of the respective Executive Service Agreement. In the event that Mr. Groome introduces the Corporation to a third party, either directly or indirectly, who invests a minimum of $1,000,000 CDN, the Corporation shall further issue to Mr. Groome an additional 15,000,000 shares of restricted Class A common stock. Lastly, in the event that a director should terminate the respective Executive Service Agreement by providing a notice of termination prior to the Termination Date, the director shall return to the Corporation an aggregate of 1,666,666 shares of Class A common stock for each twelve month period from the Effective date that the respective Executive Service Agreement remains unfulfilled and unperformed. The shares of Class A common stock returned by the respective director to the Corporation shall be cancelled and returned to treasury.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on September 27, 2012, the Corporation issued to each of the directors 5,000,000 shares of restricted Class A common stock. The shares were issued under either Section 4(2) or Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The shares of Class A common stock have not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The director acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Corporation’s management concerning any and all matters related to acquisition of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Executive Service Agreement dated August 7, 2012 between Urban Barns Foods Inc. and Notre-Dame Capital Inc. represented by Richard Groome.

10.2	Executive Service Agreement dated August 7, 2012 between Urban Barns Foods Inc. and J. Robyn Jackson.

10.3	Executive Service Agreement dated August 7, 2012 between Urban Barns Foods Inc. and Spectrum Consultants represented by Cesar A. Montilla, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2012	Urban Barns Foods Inc
(Registrant)

/s/ Jacob Benne
Jacob Benne President, Chief Executive Officer, Director